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                                                                   Exhibit 3.3


                                     BYLAWS
                                       of
                             USinternetworking, Inc.
                             a Delaware Corporation

                                   ARTICLE I.
                                  STOCKHOLDERS

         1. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the Directors or the Chief Executive Officer and stated in the notice of the meeting.

         2. ANNUAL MEETING. An annual meeting of the stockholders entitled to vote shall be held on the third Tuesday in April at 11:00 o'clock A.M. If it shall not have been held on the date fixed or by adjournment therefrom, a meeting in lieu of the annual meeting shall be held within six (6) months after the end of the fiscal year.

         3. BUSINESS AT ANNUAL MEETING. In addition to the election of directors, other proper business may be transacted at an annual meeting of stockholders, provided that such business is properly brought before such meeting. After the completion of a Public Offering, as defined in Article I,
Section 4, to be properly brought before an annual meeting, business must be
(a) brought by or at the direction of the Board or (b) brought before the meeting by a Stockholder pursuant to written notice thereof, in accordance with Section 5 hereof, and received by the Secretary not fewer than sixty
(60) nor more than ninety (90) days prior to the date specified in Article I,
Section 2 hereof for such annual meeting. Any such stockholder notice shall set forth (i) the name and address of the stockholder proposing such business; (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the stockholder, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the stockholder in such business. No business shall be conducted at any annual meeting of stockholders except in accordance with this section. If the facts warrant, the Board, or the chairman of an annual meeting of stockholders, may determine and declare that (a) a proposal does not constitute proper business to be transacted at the meeting or (b) business was not properly brought before the meeting in accordance with the provisions of this section, and, if, in either case, it is so determined, any such business shall not be transacted. The procedure set forth in this section for business to be properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements set forth in Rule 14(a)-8 promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

         4. PUBLIC OFFERING. For purposes of these Bylaws a "Public Offering" means underwritten public offering of common stock designed to achieve broad distribution of such

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common stock and resulting in the listing of such common stock on a national securities exchange or NASDAQ

         5. SPECIAL MEETINGS. Special meetings of the stockholders entitled to vote may be called by the Chairman of the Board of Directors, by the Chief Executive Officer, or by a majority of the Directors, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, on written application of one or more stockholders who are entitled to vote and who hold at least ten percent (10%) interest of the capital stock entitled to vote, stating the date, time, place and purpose of the meeting.

         6. NOTICE OF MEETINGS. A written notice of every meeting of stockholders, stating the date, time, place and purpose for which the meeting is called shall be given by the Secretary or other person calling the meeting not less than ten nor more than sixty (60) days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by the Certificate of Incorporation or Bylaws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears on the books of the corporation. No notice of any regular or special meeting of the stockholders need be given to any stockholder if a written waiver of notice executed before or after the meeting by the stockholder, or his attorney thereunto authorized, is filed with the records of the meeting.

         7. ADJOURNMENTS. Any meeting of the stockholders may be adjourned to any other time and to any other place in the United States by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as Secretary of such meeting if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business that could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

         8. QUORUM OF STOCKHOLDERS. At any meeting of the stockholders, more than fifty percent (50%) in interest of the capital stock issued and outstanding and entitled to vote shall constitute a quorum.

         9. VOTES AND PROXIES. Each stockholder shall have one (1) vote for each share of stock having voting power owned by him. Stockholders may vote in person or by proxy. No proxy that is dated more than six (6) months before the meeting named therein shall be accepted. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the person named therein to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two (2) or more persons shall be valid if executed by one (1) of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one (1) of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise. The holders of record of shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") shall be entitled to vote as if their shares had been converted to shares of Common Stock, giving the holders of Series A Preferred Stock the same voting rights as the

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holders of Common Stock.

         10. ACTION OF MEETING. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two (2) or more classes of stock entitled to vote as separate classes then, in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted on by the stockholders, except where a larger vote is required by law, the Certificate of Incorporation or these Bylaws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for any such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not, directly or indirectly, vote any share of its stock.

         11. ACTION WITHOUT MEETING. Any action to be taken by the stockholders at a meeting may be taken without a meeting, without prior notice and without a vote, if a written consent(s), setting set forth the action so taken, shall be signed by the holder of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an office or agent of the corporation having custody of the book in which proceedings of stockholder meetings are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt required.

                                   ARTICLE II.
                               BOARD OF DIRECTORS

         1. POWERS. The business of the corporation shall be managed by a Board of Directors which may exercise all the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

         2. ELECTION. The Board of Directors shall consist of such number of directors not less than one (1) as shall be fixed from time to time by the Directors. Directors shall be elected by the stockholders at a regular or special meeting called for that purpose, and shall be elected at each annual meeting. A Director need not be a stockholder.

         3. NOMINATION. Following the completion of a Public Offering, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations for the election of Directors may be made (a) by or at the direction of the Board or (b) by any stockholder of record entitled to vote for the election of Directors at such meeting; provided, however, that a stockholder may nominate persons for election as Directors only if written notice (in accordance with Article I, Section 5 hereof) of such stockholder's intention to make such nominations is received by the Secretary (i) with respect to an election to be held at an annual meeting of the stockholders, not fewer than 60 nor more than 90 days prior

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to the date specified in Article I, Section 2 hereof for such annual meeting and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of Directors, not later than the close of business on the seventh business day following the date on which notice of such meeting is first given to stockholders. Any such stockholder's notice shall set forth (a) the name and address of the stockholder who intends to make a nomination; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the stockholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the stockholder proposes to nominate for election or re-election as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. If the facts warrant, the Board, or the chairman of a stockholder's meeting at which Directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure and if, it is so determined, the effective nomination shall be disregarded. The right of stockholders to make nominations pursuant to the foregoing procedure is subject to the rights, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation. The procedures set forth in this Section for nomination for election of Directors of stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board of any committee thereof.

         4. TENURE. The Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified, except as otherwise provided in these Bylaws. Any Director may resign by giving written notice of his resignation to the corporation at its principal office or to the Chief Executive Officer, the President, Secretary or Directors, and such resignation shall become effective upon receipt unless another time is specified therein.

         5. REMOVAL. A Director may be removed from office with or without cause at any meeting of the stockholders by vote of the stockholders holding more than fifty percent (50%) interest of the capital stock issued and outstanding and entitled to vote in the election of Directors, or for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

                  After the completion of a Public Offering, any Director or the entire Board may be removed only for cause by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought. Such action may only be taken at a special meeting of the stockholders called expressly for that purpose, provided that notice of the proposed removal, which shall include a statement of the charges alleged against the Director,

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shall have been duly given to the stockholders together with or as a part of the notice of the meeting.

                  Where a question of the removal of a Director for cause is to be presented for stockholder consideration, an opportunity must be provided to such Director to present his or her defense to the stockholders by a statement which must accompany or precede the notice of the special meeting of stockholders or, if provided to stockholders prior to the notice of special meeting, the initial solicitation of proxies seeking authority to vote for the removal of such Director for cause. If not provided, then such proxies may not be voted for removal. The Director involved shall be served with notice of the meeting at which such action is proposed to be taken together with a statement of the specific charges and shall be given an opportunity to be present and to be heard at the meeting at which his or her removal is considered.

                  The vacancy created by the removal of a Director under this Section shall be filled only by a vote of the holders of two-thirds of the shares then entitled to elect the Director removed. Such vote may be taken at the same meeting, annual or special, as the stockholders may decide.

         6. MEETINGS. Regular meetings of the Directors may be held without notice at such places and at such times as the Directors may from time to time determine. All directors holding office at the time such determination is made shall be given notice of the determination. A regular meeting of the Directors shall be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. Special meetings of the Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer or two (2) or more Directors.

         7. NOTICE OF MEETING. Notice of the date, time, place and purpose of every special meeting of the Directors shall be given to each Director by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram or facsimile sent to his business or home address at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight (48) hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice executed by him before or after the meeting is filed with the records of the meeting, or to any Director who attends the meeting without objecting to the lack of notice prior to the meeting or at the commencement thereof. A waiver of notice of Directors' meeting need not specify the purposes of the meeting.

         8. QUORUM OF DIRECTORS. At any meeting the Directors, a majority of the Directors at the time in office shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, business may be transacted by vote of a majority of those in attendance at any meeting at which a quorum is present.

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         9. VACANCIES AND NEWLY CREATED DIRECTORSHIP. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

         10. CHAIRMAN OF THE BOARD OF DIRECTORS. The Board of Directors may elect a Chairman of the Board of Directors from among its members, who shall serve at the pleasure of the Board and shall preside at all meetings of the Directors and at all meetings of the stockholders.

         11.      COMMITTEES.

                                    (A)     (1)  Executive  Committee.  By
         resolution duly adopted by a majority of the whole Board, the Board of Directors may designate two or more directors to constitute an Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or until his earlier resignation from the Executive Committee, in either case unless sooner removed as a member of the Executive Committee or as a director by any means authorized by these Bylaws.

                                        (2) The  Executive  Committee
         shall have and may exercise all of the rights, powers and authority of the Board of Directors, except as expressly limited by the General Corporation Law of the State of Delaware, as amended from time to time.

                                        (3) The Executive Committee shall
         fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by its rules. The Chairman of the Executive Committee, or, in the absence of a Chairman, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee. The Executive Committee shall keep minutes of its meeting and deliver such minutes to the Board of Directors.

                                    (B) (1) Compensation Committee: By
         resolution duly adopted by a majority of the whole Board, the Board of Directors may designate two or more directors to constitute a Compensation Committee. Each member of the Compensation Committee shall continue as a member thereof until the expiration of his term as a director, or until his earlier resignation from the Compensation Committee, in either case unless sooner removed as a member of the Compensation Committee or as a director by any means authorized by these Bylaws.

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                                        (2) The  Compensation  Committee
         shall have and may exercise all of the rights, powers and authority of the Board of Directors to, among other things, adopt an employee stock option plan, except as expressly limited by the General Corporation Law of the State of Delaware, as amended from time to time.

                                        (3) The Compensation Committee shall
         fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by its rules. The Chairman of the Compensation Committee, or, in the absence of a Chairman a member of the Compensation Committee chosen by a majority of the members present, shall preside at meetings of the Compensation Committee, and another member thereof chosen by the Compensation Committee shall act as Secretary. A majority of the Compensation Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Compensation Committee. The Compensation Committee shall keep minutes of its meeting and deliver such minutes to the Board of Directors.

                  (D) Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more members as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by
         Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         12. ACTION WITHOUT MEETING. Any action that may be taken by the Directors at a meeting may be taken without a meeting if all Directors entitled to vote thereon consent thereto by a writing filed with the records of the Directors' meetings. Such consent shall be treated for all purposes as a vote at a meeting of the directors.

         13. PRESUMPTION OF ASSENT. A Director who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be recorded in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted at the meeting in favor of such action.

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         14. ACTION BY TELEPHONE. The Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE III.
                                    OFFICERS

         1. ENUMERATION. The officers of the corporation shall consist of a Chairman, Chief Executive Officer, a President, a Secretary, and such other officers, including one or more Vice Presidents, and Assistant Secretaries as the Directors may determine.

         2. ELECTION. The Chairman, Chief Executive Officer, a President, and Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other office may be chosen by the Directors at such meeting or at any other meeting.

         3. QUALIFICATION. No officer need be a Director or a stockholder. Any two or more offices may be held by the same person. The Secretary shall be a resident of Delaware unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

         4. TENURE. Except as otherwise provide bylaw, the Certificate of Incorporation or these Bylaws, the Chairman, the Chief Executive Officer, a President, and Secretary shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his or her successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the Chief Executive Officer or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         5. VACANCIES. Any vacancy in any office may be filled by the Directors at a meeting called for that purpose. When any officer is, in the opinion of the Directors, unable to perform his or her duties, they may by vote appoint a temporary officer to act until further vote by them, with power to perform all or part of the duties of such officer.

         6. REMOVAL. The Directors may remove any officer with or without cause by a vote of majority of the Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

         7. CHAIRMAN AND CHIEF EXECUTIVE OFFICER. The Chairman shall serve as the chief executive officer of the Corporation and shall, subject to the direction of the Directors, have general supervision and control of its business.

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         8. PRESIDENT AND CHIEF OPERATING OFFICER. The President shall be the
Chief Operating Officer of the Corporation and shall, subject to the direction of the Directors, have such duties and powers as are customarily incident to his or her office.

         9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall keep a record of the meetings of the stockholders and the Directors. Unless a Transfer Agent is appointed, the Secretary shall keep or cause to be kept at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount to stock held by each. Any Assistant Secretary shall have such powers as the Directors may from time to time designate. In the absence of the Secretary from any meeting of stockholders, an Assistant Secretary, if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary.

         10. VICE PRESIDENTS; OTHER POWERS AND DUTIES. Each Vice President and other officer shall, subject to these Bylaws, have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors my from time to time designate.

                                   ARTICLE IV.
                                  CAPITAL STOCK

         1. CERTIFICATE OF STOCK. Each stockholders shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the Chairman, the Chief Executive Officer, the President or a Vice President, or the Secretary or an Assistant Secretary, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

                  Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate on written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate on written request and without charge.

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         2. TRANSFER ON BOOKS. All shares of stock shall be transferable on the books of the corporation except when closed as provided by the Bylaws, upon surrender of the certificate therefor duly endorsed, or accompanied by a separate document containing an assignment of the certificate or a power of attorney to sell, assign, or transfer the same, or the shares represented thereby, with all such endorsements or signatures guaranteed if required by the corporation. The corporation shall be entitled to recognize as exclusive the rights of a person registered on its books as the owner of legal title to shares, to the full extent permitted bylaws. The stock-transfer and other books of the corporation may be closed by order of the Directors for sixty
(60) days or any lesser period previous to any meeting of stockholders or any day appointed for the payment of a dividend or for any other purpose.

         3. LOST CERTIFICATE. In case any certificate of stock of the corporation shall be lost or destroyed, a new certificate may be issued in lieu thereof on reasonable evidence of such loss or destruction, and upon such indemnity being given within the limits permitted by law as the Directors may require for the protection of the corporation or any transfer agent or registrar.

         4. ISSUE OF STOCK. Unless otherwise voted by the Incorporator or stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Directors in such manner, for such consideration, and on such terms as the directors may determine.

                                   ARTICLE V.
                            MISCELLANEOUS PROVISIONS

         1. FISCAL YEAR. The fiscal year of the corporation shall end on the last day in December each year.

         2. SEAL. The seal of the corporation shall bear its name and the year of its incorporation or such other device or inscription as the Directors may determine.

         3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the Chairman, the Chief Executive Officer or the except as the Directors may generally or in particular cases otherwise determine.

         4. VOTING OF SECURITIES. Except as the Directors may otherwise designate, the Chairman, the Chief Executive Officer or may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (without power of substitution) at any meeting of stockholders of any other corporation or organization, the securities of which may be held by this corporation.

         5. CERTIFICATE OF INCORPORATION. All references in these Bylaws to the Certificate of Incorporation shall be deemed to be to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

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         6. DEPOSITORY AUTHORITY. Any Chairman, Chief Executive Officer,
President, or Vice President, together with the Secretary of any Assistant Secretary, shall designate the banks and the name, whether it be the Corporate name or the name of one of them or the name of other persons connected with the Corporation of tradenames, in which such accounts shall be opened and kept and shall designate the persons who shall have authority on behalf of the Corporation to sign checks against such funds, to the extent of such funds in said accounts only, and the person who shall have authority to endorse and make payable to the order of said banks, checks, drafts and other negotiable instruments, for deposit in said banks, and to deposit such checks drafts and other negotiable instruments in said accounts.

                                   ARTICLE VI.
                                   AMENDMENTS

                  These Bylaws may be amended at any annual or special meeting by vote of the stockholders holding a majority of the shares having voting power, provided that the nature of substance of the proposed amendment shall be stated in the notice of the meeting. These Bylaws may also be amended by a majority of the Board of Directors then in office. Not later than the time of giving notice of the meeting and stockholders next following the adoption of an amendment by the Directors, notice thereof stating the substance of such change shall be given to the stockholders. The authority of the Board of Directors to amend the Bylaws shall be subject to the limitations that no change may be made in the date fixed in the Bylaws for an annual meeting of stockholders within sixty (60) days before the date stated in the Bylaws and the notice of any change in the date of an annual meeting of stockholders shall be given to all stockholders at least twenty (20) days before the new date is fixed.

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